UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     October 3, 2006


                               CIMBIX CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Washington                000-49955             91-2060082
            ----------                ---------             ----------
  (State or other jurisdiction       (Commission           (IRS Employer
        of incorporation)            File Number)       Identification No.)




            21550 Oxnard Street. Suite 300, Woodland Hills, CA 91367
            --------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (310) 728-6306


            -------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

     On October 3, 2006, the Board of Directors of Cimbix Corporation (the "Company") adopted the 2006 Stock Option Plan, under which the Board of Directors reserved 8,000,000 shares of common stock for issuance in accordance incentive stock options and non-qualified stock options to be granted from time to time by the
Board of Directors.

     On October 3, 2006, the Board of Directors of the Company approved the grant of 1,475,000 non-qualified stock options to the following individuals:

          Name                    # of Options
          ----                    ------------
          Terrance Nylander       250,000
          Roland Walgreen         175,000
          Nand Shankar            250,000
          Bruce H. Haglund        100,000
          Maribel Jordan          150,000
          Philip Fraser           300,000
          Nicole Fraser           75,000
          Russ Lombardo           75,000

     All of the foregoing options are exercisable at $.50 a share, which exercise price exceeded the closing sale price on October 3, 2006 as reported by the Over-the-Counter Bulletin Board. The options granted are all fully vested and expire on September 30, 2013. All of the non-qualified stock options were granted in accordance with the Form of Non-Qualified Stock Option Agreement attached to this Form 8-K as Exhibit 10.4

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.    Furnished pursuant to Items 2.02 and 7.01.

     10.3     Cimbix Corporation 2006 Stock Option Plan

     10.4     Form of Non-Qualified Stock Option Agreement

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CIMBIX CORPORATION

Date: October 9, 2006                        By: /s/ Robert Rosner
                                                 -------------------------------
                                             Robert Rosner